UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2008

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14472	76-0433642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 West Loop South, Suite 1500

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

(713) 623-0790

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                  Regulation FD Disclosure.

In this Current Report on Form 8-K, the “Company,” “Cornell,” “we,” “us,” and “our” refer to Cornell Companies, Inc. and its subsidiaries.

The Company intends to disclose the information set forth below as part of various investor presentations to be made by our executives.  The information forms part of the Company’s Investor Discussion Presentation.  This presentation is updated quarterly after earnings are released and the related Form 10-Q or Form 10-K is filed with the Securities and Exchange Commission and is posted in the Investor Relations section of the Company’s website, www.cornellcompanies.com.  The updated Investor Discussion Presentation with the information below should be posted on the site on or before Monday, November 17, 2008 at 9 a.m., Central.

The percentage of revenue derived by the Company from each of the customer categories stated below for the six months ended June 30, 2008 is as follows (the numbers in parentheses indicate the total number of customers within the respective categories):

Customer Category	Percentage of Company’s Revenue

Federal Bureau of Prisons (BOP) – Secure	28%

State Department of Corrections (DOC) (7)	21%

State Non-Department of Corrections (15)	17%

Counties (125+)	16%

Federal Bureau of Prisons – ACB	6%

School Districts	4%

U.S. Marshals Service/Bureau of Immigration and Customs Enforcement	3%

Cities	3%

Other	2%

The Company also noted the following with respect to its customer relationships:

•                  It has a nearly 20-year relationship with the BOP in the Adult Secure Division;

•                  It has a 24-year relationship with the BOP in Community Corrections;

•                  It has a significant presence with the Georgia, California, Mississippi and Arizona DOCs;

•                  In its Abraxas Youth and Family Services division, over 70% of revenue from customers with whom the Company has had a relationship of at least 15 years;

•                  Its customer retention / contract renewal rate for controlled assets is approximately 95 percent; and

•                  Most customers have a single-A or better credit rating.

The Company’s cost structure components for the six month period ended June 30, 2008 are as follows:

•                  Personnel (including fringe benefits cost) – 52%

•                  Resident / inmate care – 11%

•                  Building costs / utilities – 9%

•                  Interest expense, net – 7%

•                  Depreciation & amortization – 5%

•                  Outside services – 3%

•                  Other costs – 13%

Approximately 56% of the resident / inmate care costs referenced above is food, which is generally covered by fixed price contracts through 2014.  The Company also has approximately 16% of the building costs/utilities referenced above represented by energy contracts with terms ranging from 1 to 5 years.

The statements made herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements involving customer relationships, contract renewal rates, customer credit ratings, fixed price food contracts and future energy contracts, as well as any other statements that are not historical facts. Such statements are subject to numerous risks, uncertainties and assumptions including but not limited to Cornell’s ability to perform according to its current expectations, changes in supply and demand, actions by governmental agencies and other third parties and other factors detailed in the company’s most recent Form 10-K and other filings with the Securities and Exchange Commission, which are available free of charge on the SEC’s website at http://www.sec.gov.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Each forward looking-statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward looking-statement, whether as a result of new information, future events or otherwise. Information in the press release is subject to adjustment resulting from further review and the obtainment of additional information that may impact our consolidated financial statements.

The information furnished pursuant to Item 7.01, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.  The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: November 14, 2008

	By:	/s/ William E. Turcotte
William E. Turcotte
Senior Vice President, General Counsel and Corporate Secretary